UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 16, 2008 (July 11, 2008)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

990 Highland Drive, Suite 206 Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 720-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(a)           On July 11, 2008, Dale Fisher resigned from the Registrant’s and its subsidiaries’ Board of Directors.  Mr. Fisher was serving on the compensation committee. Mr. Fisher resigned for personal reasons.

In connection with Mr. Fisher’s resignation, the Registrant entered into agreement to repurchase 500,000 shares of its common stock (valued at $.07 per share or a total of $35,000) from Mr. Fisher in exchange for 21,472 shares of North Peace Energy valued at $1.63 per share.  The agreement also provides for mutual general releases of each party.

(d)           On July 14, 2008, Edwin J. Korhonen was elected to the Board of Directors and will serve on the registrant’s audit committee and as a director of Registrant’s Canadian subsidiaries. The registrant granted Mr. Korhonen options to purchase 300,000 shares of its common stock on the date of his election. Said options are for a term on five years and will vest over a period of 12 months commencing August 14, 2008 in equal monthly installments and will be exercisable from each respective vesting date through July 13, 2013 at a price of $.115 per share. Mr. Korhonen’s biographical information is as follows:

Edwin J. Korhonen, P.Eng. is a graduate of Queen’s University Kingston ON (1957) with a BS.C in Electrical Engineering. He is a member of the Professional Engineers of Ontario.

Mr. Korhonen, age 73, began his career as a Sales Engineer with Allen-Bradley selling electric motor controls. He then joined Campbell Soup in Toronto in 1963 and worked in production management and as Director of Engineering in the US, returning in 1973 as President of the Canadian Company. He subsequently became President of Nabisco Brands and then Maple Leaf Flour Mills in Canada until 1991.

For the past 15 years, he has been involved as President with smaller, early-stage businesses, including Tracker Corporation, a bar code identification system to identify and return lost and stolen items; Eco Logic, a high temperature hydrogen technology to destroy hazardous and toxic materials; and since 1998 as President and investor in Northstar Multicorp, manufacturer of a peat-based absorbent to clean up oil spills, currently exported to over 15 countries. He also served 21 years on the Board of Governors of the Queensway Hospital in Toronto, including serving as Treasurer and Chairman of the finance and audit committee for five years.

Mr. Korhonen is currently a director of ISG Preventive Technology Inc, a start-up Toronto based company with a patented integrated strain gauge technology that can be used to estimate and predict fatigue life of materials and structures.

Item 9.01 Financial Statements and Exhibits.

Exhibit

10.86       Share Purchase Agreement – Purchase of 500,000 shares owned by Fisher Family Trust. (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: July 16, 2008	By:	/s/ E. Jamie Schloss
E. Jamie Schloss, Chief Executive Officer